                                    EXHIBIT
                                 ITEM 23(J)(2)





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November xx, 1997 accompanying the financial statements of Davis International Total Return Fund, Inc. which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.


                                               /s/ Tait, Weller & Baker
                                               --------------------------------
                                               Tait, Weller & Baker

Philadelphia, Pennsylvania
January 22, 1999